Exhibit 10.1

EXECUTION COPY

1,250,000

ATP Oil & Gas Corporation

8.00%Convertible Perpetual Preferred Stock

PURCHASE AGREEMENT

September 23, 2009

CREDIT SUISSE SECURITIES (USA) LLC

J.P. MORGAN SECURITIES INC.

As Representatives of the several Purchasers

c/o Credit Suisse Securities (USA) LLC (“Credit Suisse”)

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. ATP Oil & Gas Corporation, a Texas corporation (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”), for whom you are acting as the representatives (the “Representatives”), subject to the terms and conditions stated herein, to issue and sell to the several Purchasers 1,250,000 shares of its 8.00% Convertible Perpetual Preferred Stock (the “Firm Securities”) and also proposes to grant to the Purchasers an option, exercisable from time to time by the Representatives, to purchase an aggregate of up to an additional 350,000 shares (“Optional Securities”) of its 8.00% Convertible Perpetual Preferred Stock. The Firm Securities and the Optional Securities which the Purchasers may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Offered Securities”.

The Offered Securities will be convertible, subject to certain conditions set forth in the Statement of Resolutions establishing the Offered Securities, at the option of the holder for shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), in accordance with the terms of the Offered Securities.

The Company hereby agrees with the several Purchasers as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

(a) Offering Circulars; Certain Defined Terms. The Company has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.

For purposes of this Agreement:

“Applicable Time” means 8:00 p.m. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Final Offering Circular” means the final offering circular (including all documents incorporated by reference therein) relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Preliminary Offering Circular” means the preliminary offering circular (including all documents incorporated by reference therein), dated September 22, 2009, relating to the Offered Securities to be offered by the Purchasers.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, any Issuer Free Writing Communication listed on Schedule C hereto.

“Underlying Shares” means shares of Common Stock into which the Offered Securities are convertible or shares of Common Stock that may be issued as dividends on the Offered Securities or may otherwise be issued in respect of the Offered Securities.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b) Disclosure. As of the date of this Agreement, the Final Offering Circular does not, and as of each Closing Date, the Final Offering Circular will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time neither (i) the General Disclosure Package nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to shareholders pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(c) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Texas, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(d) Subsidiaries. Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have, individually or in the aggregate, a material adverse effect on the business, financial position, or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (“Material Adverse Effect”); all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the General Disclosure Package and the Final Offering Circular, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(e) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, such Offered Securities will have been validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and will conform to the description of such Offered Securities contained in the Final Offering Circular; and the shareholders of the Company have no preemptive rights with respect to the Offered Securities; none of the outstanding shares of capital stock of the Company are or will have been issued in violation of any preemptive or similar rights of any security holder; and the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Offering Circular.

(f) Underlying Shares. When the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, such Offered Securities will be convertible into the Underlying Shares of the Company in accordance with their terms; the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and will conform to the information in the General Disclosure Package and will conform to the description of such Underlying Shares contained in the Final Offering Circular; all outstanding shares of capital stock of the Company are, and when issued upon conversion of the Offered Securities the Underlying Shares will be, validly issued, fully paid and nonassessable; and the shareholders of the Company have no preemptive rights with respect to the issuance of the Underlying Shares upon the conversion of the Offered Securities.

(g) No Finder’s Fee. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(h) Absence of Further Requirements. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Offered Securities and the Underlying Shares and the consummation of the transactions contemplated by this Agreement and described in the General Disclosure Package and Final Offering Circular.

(i) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (A) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (B) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (C) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market and any other exchange on which Company securities are traded, and (D) each such grant was properly accounted for in accordance with generally accepted accounting principles in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(j) Title to Real and Personal Property. Except as disclosed in the General Disclosure Package and the Final Offering Circular or such as in the aggregate does not now cause nor will it in the future cause a Material Adverse Effect, the Company and its subsidiaries have title to their properties as follows: (A) with respect to their wells (including leasehold interests and appurtenant personal property) and their non-producing oil and gas properties (including undeveloped locations on leases held by production and those leases not held by production), such title is valid and defensible and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, (B) with respect to their non-producing properties in exploration prospects, such title was investigated in accordance with customary industry procedures prior to the Company or its subsidiaries’ acquisition thereof; (C) with respect to their real property other than oil and gas interests, such title is good and marketable free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; and (D) with respect to their personal property other than that appurtenant to its oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. No real property owned, leased, licensed, or used by the Company or its subsidiaries lies in an area which is, or to the knowledge of the Company will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company as presently conducted or as the General Disclosure Package or the Final Offering Circular indicates they contemplate conducting, except as disclosed in the General Disclosure Package and the Final Offering Circular or such as in the aggregate do not now cause and will not in the future reasonably be expected to cause a Material Adverse Effect.

(k) Title to Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how, confidential information, trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess, or have the ability to acquire on reasonable terms such Intellectual Property, would not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any subsidiary has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property that if determined adversely to the Company would result in, individually or in the aggregate, a Material Adverse Effect.

(l) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company of each of this Agreement, the issuance and sale of the Offered Securities and the Underlying Shares and the consummation of the transactions contemplated by this Agreement and described in the General Disclosure Package and Final Offering Circular will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(m) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n) Authorization of Agreement. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company.

(o) Possession of Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate Federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Final Offering Circular, except where the failure to so possess would not have, individually or in the aggregate, a Material Adverse Effect; except as described in the General Disclosure Package and the Final Offering Circular, the Company and its subsidiaries are in compliance with the terms and conditions of all such licenses, certificates, permits and authorizations, except where the failure to so comply would not have, individually or in the aggregate, a Material Adverse Effect; and except as described in the General Disclosure Package and the Final Offering Circular, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization which, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding would result in a Material Adverse Effect.

(p) Absence of Labor Dispute. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(q) Environmental Laws. (A) The Company and its subsidiaries (1) are in compliance with any and all applicable Federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, and orders relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (2) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (3) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (4) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (5) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, except for any such matter as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (B) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except for any such matter as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (C) except as described in the General Disclosure Package and the Final Offering Circular, (1) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and (2) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries.

(r) Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability of the Company or any of its subsidiaries under any Environmental Law, except for any violation or liability which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure

(s) Absence of Manipulation. Neither the Company nor any of its affiliates has, either alone or with one or more other persons, bid for or purchased for any account in which it or any of its affiliates had a beneficial interest any Offered Securities or attempted to induce any person to purchase any Offered Securities.

(t) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Preliminary Offering Circular, a Final Offering Circular, or any Issuer Free Writing Communication are based on or derived from sources that the Company believes to be reliable and accurate.

(u) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(v) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting which are likely to adversely affect the Company’s ability to record, process, summarize and report financial information. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (1) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(w) Absence of Accounting Issues. A member of the Audit Committee has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel that, except as set forth in the General Disclosure Package and the Final Offering Circular, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (A) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (C) any Internal Control Event.

(x) Litigation. Except as disclosed in the General Disclosure Package and the Final Offering Circular, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority.

(y) Taxes. The Company and its subsidiaries have on a timely basis paid all Federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (except in any case in which the failure to so file has not had and would not reasonably be expected to result in a Material Adverse Effect); and except as otherwise disclosed in the General Disclosure Package and the Final Offering Circular, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for any tax deficiency that is currently being contested in good faith or would not result in a Material Adverse Effect.

(z) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package and the Final Offering Circular comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the General Disclosure Package and the Final Offering Circular present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the General Disclosure Package and the Final Offering Circular has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(aa) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Final Offering Circular, (A) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the General Disclosure Package and the Final Offering Circular), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (B) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (C) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the General Disclosure Package and the Final Offering Circular.

(bb) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Circular, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(cc) Regulations T, U, X. The application of the proceeds received by the Company from the issuance, sale and delivery of the Offered Securities as described in the General Disclosure Package and the Final Offering Circular will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(dd) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(ee) Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(ff) No Registration. The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, Regulation D thereunder and Regulation S thereunder.

(gg) No General Solicitation; No Directed Selling Efforts. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(hh) Use of Proceeds. The proceeds to the Company from the offering of the Offered Securities will not be used to purchase or carry any security.

(ii) Reporting Status. The Company is subject to Section 13 or 15(d) of the Exchange Act.

(jj) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary for the businesses in which they are engaged; all such policies insuring the Company and its subsidiaries are in full force and effect; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that it will not be able to renew insurance coverage as and when such coverage expires or to obtain coverage acceptable to the Company at reasonable cost from similar insurers as may be necessary to continue its business.

(kk) Compliance with ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), is so qualified; each of the Company and each of its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains and is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one of the subsidiaries is in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not cause a Material Adverse Effect; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any pension plan or welfare plan (excluding transactions effected pursuant to statutory or administrative exemption) that could reasonably be expected to result in a material liability to the Company or its subsidiaries; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(ll) Reserve Report Data. The oil and gas reserve estimates of the Company contained or incorporated by reference into the General Disclosure Package and the Final Offering Circular have been prepared by (A) Ryder Scott Company, L.P., (B) Collarini Associates and (C) DeGolyer & MacNaughton (collectively, the “Engineers”), and the Company has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company at the dates indicated. The information underlying the estimates of the reserves of the Company and its subsidiaries supplied by the Company to the Engineers, for the purposes of preparing the reserve reports of Company and its subsidiaries referenced in the General Disclosure Package and the Final Offering Circular (the “Reserve Reports”), was true and correct in all material respects on the date of each such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Engineers were prepared in good faith and with a reasonable basis; the information provided to the Engineers was prepared in good faith and with a reasonable basis. Other than production of the reserves in the ordinary course of business and intervening product price fluctuations described in the General Disclosure Package and the Final Offering Circular, the Company is not aware of any facts or circumstances that would cause a Material Adverse Change in the reserves or the present value of future net cash flows therefrom as described in the General Disclosure Package and the Final Offering Circular. Each of the Engineers is an independent reserve engineer with respect to the Company and its subsidiaries.

(mm) Related Party Transactions. All business relationships or related-party transactions involving the Company or any of its subsidiaries or any of their respective directors, managers, executive officers, nominees for election as director, manager or executive officer, any security holder, member interest holder or partnership interest holder, each as applicable, who is known to the Company or any of its subsidiaries to own of record or beneficially more than five percent of any class of the Company’s or any of its subsidiaries’ voting securities or interests, as applicable, any member of the immediate family of the foregoing persons, or any other person, required to be disclosed pursuant to the requirements of Item 404 of Regulation S-K under the Securities Act, are accurately described in the General Disclosure Package and the Final Offering Circular, and all other related-party transactions required to be disclosed pursuant to the requirements of Item 404 of Regulation S-K under the Securities Act have been accurately described in the General Disclosure Package.

(nn) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are each an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(oo) Incorporated Documents. The documents incorporated by reference in the General Disclosure Package and the Final Offering Circular, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the General Disclosure Package and the Final Offering Circular, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(pp) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(qq) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(rr) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss) No Restrictions on Subsidiaries. No subsidiary of the Company that is a party to the Credit Agreement, dated June 27, 2008 to which the Company is a party, is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of U.S. $97.00 per share plus accumulated dividends from September 29, 2009 to the First Closing Date (as hereinafter defined), the respective number of shares of Firm Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Purchasers in a form reasonably acceptable to the Representatives against payment of the purchase price by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Cahill Gordon & Reindell LLP, at 10 a.m., New York City time, on September 29, 2009 or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Cahill Gordon & Reindell LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of this Agreement, the Purchasers may purchase all or less than all of the Optional Securities at the purchase price per Offered Security (including any accumulated dividends thereon to the related Optional Closing Date) to be paid for the Firm Securities. The Company agrees to sell to the Purchasers the number of Optional Securities specified in such notice and the Purchasers agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Purchaser in the same proportion as the number of Firm Securities set forth opposite such Purchaser’s name in Schedule A hereto bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as the “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives on behalf of the several Purchasers but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given. Payment for the Optional Securities being purchased on each Optional Closing Date shall be made by the Purchasers in United States dollars in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at 10:00 a.m. (New York City time) on the Optional Closing Date against delivery to or as instructed by the Representatives for the account of the several Purchasers of the Optional Securities in a form reasonably acceptable to the Representatives. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above offices of Cahill Gordon & Reindell LLP at a reasonable time in advance of such Optional Closing Date.

4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.

(c) Each Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.

(d) Each Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) Each Purchaser acknowledges and agrees that the Company and, for the purpose of the opinions to be delivered to the Purchasers pursuant to Sections 7(d) and (e), counsel for the Company and counsel for the Purchasers, respectively, may rely on the accuracy of the representations and warranties of the Purchasers, and compliance by the Purchasers with their agreements contained in paragraph (d) above, and each Purchaser hereby consents to such reliance.

5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

(a) Amendments and Supplements to Offering Circulars. The Company will promptly advise the Representatives of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without the Representatives’ consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material to comply with any applicable law, the Company promptly will notify the Representatives of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and to any other dealers at the request of the Representatives, an amendment or supplement which will correct such statement or omission. Neither the Representatives’ consent to, nor their delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b) Furnishing of Offering Circulars. The Company will furnish to the Representatives copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representatives request, and the Company will furnish to the Representatives on the date hereof three copies of each of the foregoing documents signed by a duly authorized officer of the Company, one of which in the case of the Preliminary Offering

Circular and the Final Offering Circular will include the independent accountants’ reports manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities and the Underlying Shares for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(d) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company will furnish to each Purchaser as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to such Purchaser (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as such Purchaser may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Purchaser.

(e) Transfer Restrictions. During the period of one year after the later of the First Closing Date and the last Optional Closing Date, the Company will, upon request, furnish to each Purchaser and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f) No Resales by Affiliates. During the period of one year after the later of the First Closing Date and the last Optional Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them.

(g) Investment Company. During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not be, or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) Payment of Expenses. The Company will pay all expenses incidental to the performance of its obligations under this Agreement, including but not limited to (i) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (ii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iii) any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the

Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as the Purchasers designate and the preparation and printing of memoranda relating thereto, (iv) any fees charged by investment rating agencies for the rating of the Offered Securities, and (v) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers and the Company relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Offering Circular and, except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(j) Absence of Manipulation. In connection with the offering, until the Representatives shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k) Restriction on Sale of Securities. For a period of 90 days after the date of the Final Offering Circular, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, the Offered Securities, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than the concurrent offering of shares as described in the General Disclosure Package and the Final Offering Circular) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Offered Securities or the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Offered Securities to be sold hereunder and any shares of Common Stock of the Company issued upon the exercise of options granted under stock option plans described in the General Disclosure Package and the Final Offering Circular. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

6. Free Writing Communications. (a) Issuer Free Writing Communications. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the

Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that the Company shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

7. Conditions of the Obligations of the Purchaser. The obligations of the several Purchasers to purchase and pay for the Firm Securities on the First Closing Date and for the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Purchasers shall have received letters (A) on the date hereof, from PricewaterhouseCoopers LLP and Deloitte & Touche LLP, dated the date hereof, and (B) on each Closing Date, from PricewaterhouseCoopers LLP, dated as of such Closing date, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule D hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule D hereto shall be of a date no more than three days prior to such Closing Date).

(b) Reserve Engineers’ Letters. The Purchasers shall have received a letter dated the date hereof and such Closing Date, of each of Ryder Scott Company, L.P. and Collarini Associates (i) confirming that as of the date of its Reserve Reports, it was an independent reserve engineer for the Company and/or its subsidiaries and that as of the date of such letter no information has come to its attention that could reasonably be expected to cause it to withdraw its Reserve Report and (ii) otherwise in form and substance acceptable to the Purchasers.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representatives impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for Company. The Purchasers shall have received an opinion, dated such Closing Date, of Jackson Walker L.L.P., counsel for the Company that:

(i) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package, the Final Offering Circular and Exchange Act Reports;

(ii) Offered Securities. The Offered Securities delivered on such Closing Date have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the General Disclosure Package and the Final Offering Circular; and the shareholders of the Company have no statutory preemptive rights with respect to the Offered Securities;

(iii) Underlying Shares. The Offered Securities delivered on such Closing Date are convertible into Common Stock of the Company in accordance with their terms; the shares of such Common Stock initially issuable upon conversion of the Offered Securities delivered on such Closing Date have been duly authorized and reserved for issuance upon such conversion and conform to the description of such Common Stock contained in the General Disclosure Package and the Final Offering Circular; the shareholders of the Company have no statutory preemptive rights with respect to the issuance of the Underlying Shares upon the conversion of the Offered Securities in any case pursuant to the Company’s Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws, as amended, the Texas Business Corporation Act; and all Underlying Shares, when issued upon conversion of the Offered Securities, will be validly issued, fully paid and nonassessable;

(iv) Investment Company. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act;

(v) Absence of Further Requirements. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities and Underlying Shares by the Company, except such as have been or will be obtained prior to the consummation of the offering;

(vi) Litigation. Based solely on counsel’s review of the information set forth in the certificates of officers of the Company delivered to counsel in connection with such opinion, which review is approved by Purchasers, counsel has no knowledge of any material actions, suits, proceedings or investigations pending or threatened against or affecting the Company or its property in any court or before any governmental agency;

(vii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities and the Underlying Shares and the consummation of the transactions contemplated by this Agreement will not (a) breach, conflict with or violate, or necessitate any filing or registration under (i) any Texas or Federal law, (ii) any order, writ, judgment, injunction, decree, determination or award known to counsel for the Company to be applicable to the Company or any property of the Company or (iii) any provisions of the Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company, or (b) breach or conflict with any indenture, instrument or other agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008;

(viii) Disclosure. No information has come to such counsel’s attention that leads it to believe that the Final Offering Circular as of its date and as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; such counsel have no reason to believe that the General Disclosure Package, as of the Applicable Time and as of such Closing Date, contained any untrue statement of a material fact necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements, other financial data, representations and warranties and other statements of fact included in the exhibits to the Exchange Act Reports incorporated by reference to the Final Offering Circular or oil and natural gas reserve information contained in the General Disclosure Package, the Final Offering Circular and the Exchange Act Reports;

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company;

(x) Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Circular under the headings “Certain U.S. Federal Income Tax Considerations”, “Description of Convertible Preferred Stock”, and “Description of Capital Stock” insofar as such statements purport to summarize certain provisions of the documents and legal matters referred to therein, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein; and

(xi) No Registration. Assuming (i) the accuracy of the representations and warranties of the Company set forth in Section 1 hereof, (ii) the due performance by the Company and the Purchasers of the covenants and agreements set forth in this Agreement, (iii) the compliance by the Purchasers with the offering and transfer procedures and the restrictions described in the Final Offering Circular, (iv) the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, (v) the accuracy of the representations and warranties made or deemed to be made in accordance with this Agreement and the Final Offering Circular by purchasers to whom the Purchasers initially resell the Offered Securities, and (vi) that purchasers to whom the Purchasers initially resell the Offered Securities have been made aware of the information set forth in the Final Offering Circular under the caption “Transfer Restrictions”, (A) the offer, issue, sale and delivery of the Offered Securities to the Purchasers and the initial resale of the Offered Securities by the Purchasers, each in the manner contemplated by this Agreement and the Final Offering Circular, and (B) the issuance of Underlying Shares to holders of the Offered Securities upon conversion thereof in accordance with the terms of the Statement of Resolutions, do not require registration under the Securities Act; provided, however, that such counsel need express no opinion as to any subsequent resale or other transfer of any Offered Securities or any Underlying Shares.

(e) Opinions of Counsel for Purchasers. The Purchasers shall have received from each of Cahill Gordon & Reindel LLP and Cravath, Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated such Closing Date, with respect to such matters as the Purchasers may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. The Purchasers shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package and Exchange Act Reports and there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and Exchange Act Reports or as described in such certificate.

(g) Lockup Letters. On or prior to the date hereof, the Purchasers shall have received lockup letters from each of the directors of the Company and each of the executive officers of the Company that is a reporting person under Section 16 of the Exchange Act.

(h) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(i) Chief Financial Officer’s Certificate. The Purchasers shall have received on and as of such Closing Date a certificate of the Chief Financial Officer of the Company to the effect that as of such Closing Date in the form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit A hereto.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would as of such Closing Date prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would as of such Closing Date prevent the issuance or sale of the Offered Securities.

(k) Good Standing. The Representatives shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

Documents described as being “in the agreed form” are documents which are in the forms which have been initialed for the purpose of identification by Cahill Gordon & Reindell LLP and Cravath, Swaine & Moore LLP, copies of which are held by the Company and the Representatives, with such changes as the Representatives may approve.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Purchasers. The Company will indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including, without limitation, any Supplemental Marketing Material) or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular: under the caption “Plan of Distribution” the first sentence of paragraph three, the second sentence of paragraph nine and paragraph ten; provided, however, that the Purchaser shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Purchasers are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase on such Closing Date. If any Purchaser or Purchasers so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Purchasers are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement shall not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD, and J.P.Morgan Securities Inc. 383 Madison Avenue, New York, NY 10179 or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 4600 Post Oak Place, Suite 200, Houston, Texas 77027, Attention: John Tschirhart, with a copy to Jackson Walker L.L.P., 1401 McKinney St., Suite 1900, Houston, Texas 77010, Attention: Richard Roth.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and any of the Purchasers has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether any Purchaser has advised or is advising the Company on other matters;

(b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchasers and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that each of the Purchasers and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that none of the Purchasers has any obligation to disclose such interests and transactions to Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against each of the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Purchasers shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

ATP Oil & Gas Corporation

By:	/s/ Leland E. Tate
Name:	Leland E. Tate
Title:	President

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Timothy E. Perry
Authorized Signatory Managing Director

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Michael O’Donovan
Authorized Signatory
Managing Director

CANACCORD ADAMS INC.

By:	/s/ Christian B. Gibson
Authorized Signatory

PRITCHARD CAPITAL PARTNERS, LLC.

By:	/s/ Todd Giustiniano
Authorized Signatory

SMH CAPITAL, INC.

By:	/s/ William W. Sprague
Authorized Signatory

SCHEDULE A

Purchaser	Shares of Firm Securities	Shares of Optional Securities

Credit Suisse Securities (USA) LLC	531,250	148,750

J.P.Morgan Securities Inc.	531,250	148,750

Canaccord Adams Inc.	62,500	17,500

Pritchard Capital Partners, LLC	62,500	17,500

SMH Capital, Inc.	62,500	17,500

Total	1,250,000	350,000

A-1

SCHEDULE B

1.	Issuer Free Writing Communications (included in the General Disclosure Package)

Final term sheet, dated September 23, 2009, a copy of which is attached hereto.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None.

B-1

SCHEDULE C

Supplemental Marketing Materials

None.

C-1

SCHEDULE D

The Purchaser shall have received letters (A) on the date hereof, from PricewaterhouseCoopers LLP and Deloitte & Touche LLP, dated the date hereof, and (B) on each Closing Date, from PricewaterhouseCoopers LLP, dated as of such Closing date, in each case confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws to the effect that:

(i) in their opinion the audited consolidated financial statements and schedules examined by them and included in the Preliminary and Final Offering Circular and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Laws;

(ii) with respect to the period(s) covered by the unaudited quarterly consolidated financial statements included in the Preliminary and Final Offering Circular or in the Exchange Act Reports, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in AU 722, Interim Financial Information, on the unaudited quarterly consolidated financial statements (including the noted thereto) of the Company and its consolidated subsidiaries included in the Preliminary and Final Offering Circular or in the Exchange Act Reports, and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether such unaudited quarterly consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations; they have read the latest unaudited monthly consolidated financial statements (including the notes thereto) and the supplementary summary unaudited financial information of the Company and its consolidated subsidiaries made available by the Company and the minutes of the meetings of the shareholders, Board of Directors and committees of the Board of Directors of the Company; and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether the unaudited monthly financial statements are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Preliminary and Final Offering Circular and the Exchange Act Reports; and on the basis thereof, nothing came to their attention which caused them to believe that:

(A) the unaudited financial statements included in the Preliminary and Final Offering Circular or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Laws, or that any material modifications should be made to the unaudited quarterly consolidated financial statements for them to be in conformity with generally accepted accounting principles;

(B) with respect to the period subsequent to the date of the most recent unaudited quarterly consolidated financial statements included in the Preliminary and Final Offering Circular or in the Exchange Act Reports, at a specified date at the end of the most recent month, there were any increases in the short-term debt or long-term debt of the Company and its consolidated subsidiaries, or any change in the consolidated capital stock of the Company and its consolidated subsidiaries as compared with the amounts shown on the latest balance sheet included in the Exchange Act Reports except for such changes or increases set forth in such letter which the Exchange Act Reports disclose have occurred or may occur;

(iii) With respect to any period as to which officials of the Company have advised that no consolidated financial statements as of any date or for any period subsequent to the specified date referred to in (ii)(B) above are available, they have made inquiries of certain officials of the Company who have responsibility for the financial and accounting matters of the Company and its

D-1

consolidated subsidiaries as to whether, at a specified date not more than three business days prior to the date of such letter, there were any increases in the short-term debt or long-term debt of the Company and its consolidated subsidiaries, or any change in the consolidated capital stock of the Company and its consolidated subsidiaries as compared with the amounts shown on the most recent balance sheet for such entities included in the Exchange Act Reports and, on the basis of such inquiries and the review of the minutes described in paragraph (ii) above, nothing came to their attention which caused them to believe that there was any such change or increase except for such changes or increases set forth in such letter which the Exchange Act Reports disclose have occurred or may occur; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial and statistical information contained in the Preliminary Offering Circular, each other document comprising any part of the General Disclosure Package, the Final Offering Circular and each item of Supplemental Marketing Material (other than any Supplemental Marketing Material that is an electronic road show and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial and statistical information are derived from the general accounting records of the Company and its subsidiaries or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial and statistical information to be in agreement with such results.

D-2

EXHIBIT A

FORM OF

ATP OIL & GAS CORPORATION

CHIEF FINANCIAL OFFICER’S CERTIFICATE

I, Albert L. Reese Jr., do hereby certify that I am the Chief Financial Officer of ATP Oil & Gas Corporation, a Texas corporation (the “Company”), and, in my capacity as Chief Financial Officer, and based upon an examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, do hereby certify that:

1.	I am providing this certificate in connection with the marketing of [ ] shares of the Company’s [ ]% convertible perpetual preferred stock, as described in that certain offering circular, dated September [ ], 2009 (the “Offering Circular”);

2.	I am familiar with the accounting, operations and records systems of the Company;

3.	I have read the (1) the Offering Circular, (2) the Annual Report on Form 10-K for the year ended December 31, 2008, (3) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and (4) The Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

4.	No consolidated financial statements of the Company as of any date for any period subsequent to [ ] , 2009 are currently available;

5.	I have no reason to believe that for the period from [ ] 2009 to [ ] 2009, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income, except in all instances for changes, increases or decreases that the Offering Circular discloses have occurred or may occur;

6.	I have supervised the compilation of and reviewed the circled information contained on the attached Exhibit A, which is included or incorporated by reference into the Offering Circular. I have performed the following procedures with respect to the circled information identified on Exhibit A, which were applied as indicated with respect to the capital letters as explained below, and, to my knowledge, such information is correct, complete and accurate in all material respects:

a.	Recomputed and/or compared to corresponding amounts appearing in the accounting records of the Company and found the amounts (as adjusted for rounding, where appropriate) to be in agreement.

b.	Compared and agreed (as adjusted for rounding, where appropriate), or recalculated and agreed (as adjusted for rounding, where appropriate), to a schedule derived from the Company’s accounting records, and compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found the amounts to be in agreement (as adjusted for rounding, where appropriate) and determined that the amounts on the schedule were arithmetically correct.

c.	Proved the arithmetic accuracy of the percentages and ratios (as adjusted for rounding, where applicable) based on data in the above-mentioned accounting records and schedules.

Ex. A-1

In witness whereof this certificate has been executed and delivered by the chief financial officer of the Company on this      day of September, 2009.

Albert L. Reese, Jr.
Chief Financial Officer

Ex. A-2